MEDICAL DEVICE INTERNATIONAL LIMITED

210 Nathan Road

Jordan, Kowloon Hong Kong

March 13, 2013

Leap Medical, LLC

335 Gorrell Street

Greensboro, North Carolina 27406

Gentlemen:

Reference is hereby made to that certain Assignment (the “Assignment”), effective as of March 6, 2010, between Medical Device International Limited, a Hong Kong limited liability company ("MDI"), and Leap Medical, LLC, a North Carolina limited liability company ("Leap Medical"). Notwithstanding anything to the contrary in the Assignment, by executing and delivering this letter agreement below, MDI and Leap Medical agree as follows:

1.          The royalty payments that MDI is required to pay to Leap Medical pursuant to the Assignment shall commence no later than July 1, 2013, and not from the May 15, 2011 date specified in the Assignment. Accordingly, neither MDI not any of its affiliates owe as of the date of this letter agreement any royalty or other payments to Leap Medical pursuant to the Assignment or any other agreement or arrangement.

2.          Leap Medical acknowledges and agrees that MDI is not in and has never been in default under the Assignment or in breach of any term or condition of the Assignment.

3.          Except as set forth in this letter agreement, each and every provision of the Assignment in effect on the date hereof shall remain in full force and effect.

4.          This letter agreement and the Assignment (as amended by this letter agreement) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

5.          This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this agreement by signing any such counterpart. Facsimile or .pdf execution and delivery of this letter agreement shall be legal, valid and binding execution and delivering for all purposes.

Very truly yours,

MEDICAL DEVICE INTERNATIONAL LIMITED

By:	/s/
Name: Glenn S. Foley
Title: Managing Director

Agreed To And Accepted As of The

13th Day of March 2013

LEAP MEDICAL, LLC

By:	/s/
Name: Richard Kent Riddle
Title: Managing Director